Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF

AMERICAN NATIONAL BANKSHARES INC.

May 16, 2023

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1.1.         Annual Meeting.

a)         The regular annual meeting of the shareholders of the Company for the election of directors and for the transaction of such other business as may properly come before it shall be held at the principal office of the Company in Danville, Virginia, or at such other place or, in the case of a virtual-only meeting, at no physical place but solely by means of remote communication, in each case as the Board of Directors (which may be referred to in these Bylaws as the “Board”) may in its discretion designate, on the third Tuesday in May, or on such other date as may be fixed by the Board of Directors. To be properly brought before an annual meeting, business must be (i) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors, (iii) otherwise properly brought before the annual meeting by a shareholder of the Company entitled to vote at the meeting in compliance with the procedures set forth in this Section 1.1(a), or (iv) a nomination of one (1) or more directors brought before the meeting in compliance with the procedures set forth in Section 2.13. For a shareholder proposal to be brought before an annual meeting by a shareholder pursuant to the above clause (iii) of this Section 1.1(a), in addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. For such notice to be timely if the shareholder proposal is to be included in the Company’s proxy statement, the shareholder must comply with the applicable provisions of the federal securities laws, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For such notice to be timely if the shareholder proposal is not to be included in the Company’s proxy statement, the notice must be in writing and delivered or mailed to and received by the Secretary not less than one hundred twenty (120) days before the first anniversary of the date of the Company’s proxy statement in connection with the last annual meeting. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class, series and number of the Company’s shares that are owned beneficially and of record by the shareholder, (iv) any material interest of the shareholder in such business, and (v) any other information as reasonably requested by the Company. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 1.1; provided, however, that nothing in this Section 1.1 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting. In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this Section 1.1, the Chair of the meeting shall declare to the shareholders present at the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted.

b)         Notice of such meeting, setting forth clearly the time, place (or, in the case of a virtual-only meeting, stating that the meeting shall be held at no physical place but solely by means of remote communication) and purpose of the meeting, shall be mailed, postage prepaid, at least ten (10) days and no more than sixty (60) days before the date thereof, addressed to each shareholder at the shareholder’s address appearing on the books of the Company. If, for any reason, an election of those directors whose terms expire is not made at the meeting, the meeting may be adjourned to a later date for the purpose or, if this is not done, the Board of Directors shall order an election to be held on some subsequent day as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

Section 1.2.         Special Meetings.

Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any shareholder at the written request of at least ten per cent (10%) of the shares entitled to vote at the meeting. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten (10) days before the date fixed for such meeting, to each shareholder at the shareholder’s address appearing on the books of the Company, notice stating the time, place (or, in the case of a virtual-only meeting, stating that the meeting shall be held at no physical place but solely by means of remote communication) and purpose of the meeting.

Section 1.3.         Record Date for Shareholders Meetings.

Shareholders entitled to notice of the annual meeting or any special meeting shall be shareholders shown by the records of the Company to be shareholders fifty (50) days before the date of any such meeting or on such other date as may be fixed in advance by the Board of Directors, which date shall not be more than seventy (70) days and not less than ten (10) days before the date of the shareholders meeting.

Section 1.4.         Proxies.

Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors. Proxies shall be valid only for one (1) meeting, to be specified therein, and any adjournments of such meeting.

Section 1.5.         Quorum.

At every meeting of shareholders, each shareholder shall be entitled to cast one (1) vote either in person or by proxy for each share of stock held by such shareholder as shown by the records of the Company on the record date fixed by the Board of Directors pursuant to Section 1.3 hereof upon any matter coming before the meeting except as otherwise expressly provided by these bylaws. A majority of the outstanding stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders unless otherwise provided by law; but less than quorum may adjourn a meeting from time to time, and the meeting may be held, as adjourned, without further notice.

Section 1.6.         Inspectors of Elections.

Every election of directors shall be managed by three (3) inspectors of election, who shall be appointed from among the shareholders by the Board of Directors. The inspectors of election shall hold and conduct the election at which they are appointed to serve; and, after the election, they shall file with the Secretary a certificate under their hands, certifying the result thereof and the names of the directors elected. The inspectors of election, at the request of the Chair of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

ARTICLE II

DIRECTORS

Section 2.1.         Authority of Directors.

The Board of Directors shall have power to manage and administer the business and affairs of the Company. Except as expressly limited by law, all corporate powers of the Company shall be vested in and may be exercised by the Board, but the Board may delegate powers as provided in these bylaws.

Section 2.2.         Number.

The Board of Directors shall consist of thirteen (13) shareholders.

Section 2.3.         Regular Meetings.

Regular meetings of the Board of Directors shall be held, without notice, at least quarterly at the principal office of the Company on the third Tuesday of the month or on such other day or at such other place (or, in the case of a virtual-only meeting, at no physical place but solely by means of remote communication) as the Board may previously designate. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next business day unless the Board shall designate some other day.

Section 2.4.         Organization Meeting.

If possible, the Board shall meet on the same day of the annual meeting of shareholders for the purpose of organizing the new Board and for the purpose of electing officers of the Company for the succeeding year, but in any event, the new Board shall be organized and officers elected no later than the next regular meeting of the Board.

Section 2.5.         Special Meeting.

Special meetings of the Board may be called by the Chair of the Board or the President, or at the request of three (3) or more directors upon not less than two (2) days’ notice. Each director shall be given notice stating the time, place (or, in the case of a virtual-only meeting, stating that the meeting shall be held at no physical place but solely by means of remote communication) and purpose of a special meeting. Notice may be given in writing, in person or by electronic transmission.

Section 2.6.         Quorum.

At any meeting of the Board, a majority of the Board shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. In the event of the death or disability of directors by reason of war or other catastrophe, reducing the total Board to less than that required for a quorum, a majority of the remaining Board shall constitute a quorum.

Section 2.7.         Waiver of Notice.

Any director may in writing waive notice of any regular or special meeting at any time before or after the holding thereof.

Section 2.8.         Vacancies.

When any vacancy occurs among the directors, the remaining members of the Board may appoint a director to fill such vacancy at any regular meeting of the Board or at any special meeting called for that purpose. Any directorships not filled by the shareholders shall be treated as vacancies to be filled by and in the discretion of the Board.

Section 2.9.         Committees.

The Board may appoint such committees from time to time as the Board deems proper for the management of the business and affairs of the Company, and the Board may delegate to the Chair or the President and Chief Executive Officer the appointment of other committees which the Board deems necessary for the direction of the business and affairs of the Company.

Section 2.10.         Declaration of Dividends.

The Board may, in its discretion, from time to time declare dividends as permitted by law. Such dividends may be payable in money, stock of the Company, or in other assets of the Company. The Directors may fix a date not exceeding thirty (30) days preceding the date fixed for the payment of any dividend as the record date for the determination of shareholders entitled to receive payment of any dividend, provided the record date shall be not less than ten (10) days after the date on which the dividend is declared; and only shareholders of record on the date so fixed shall be entitled to receive such dividend notwithstanding any transfer of shares on the books of the Company after any record date so fixed.

Section 2.11.         Chair.

The Board of Directors shall annually elect a director to serve as Chair of the Board. The Chair shall preside at all meetings of the Board and meetings of the shareholders. The Chair shall have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, the Chair by these bylaws or by the Board. Any reference to the “Chair of the Board” or “Chair” contained in the Articles of Incorporation or these bylaws shall be deemed a reference to the Chair.

Section 2.12.         Lead Independent Director.

If the Chair is not independent, the Board of Directors shall annually elect an independent director to serve as Lead Independent Director. The Lead Independent Director shall have the authority to call meetings of the independent directors, to coordinate and lead the activities of the independent directors, and to exercise such further powers and duties as from time to time may be conferred upon, or assigned to, the Lead Independent Director by these bylaws or by the Board. As used in this Section 2.12, the term “independent” means meeting the requirements for independent directors under Nasdaq Stock Market Listing Rule 5605(a)(2) and Rule 10A-3 under the Exchange Act.

Section 2.13.         Nominations for Election of Directors.

a)         No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Section 2.13. Nominations of persons for election to the Board of Directors may be made by the Board of Directors or any committee designated by the Board of Directors (a “Board Nominee”) or by any shareholder entitled to vote for the election of directors at the applicable meeting of shareholders who complies with the notice procedures set forth in this Section 2.13 (a “Shareholder Nominee”). Such nominations, other than those made by the Board of Directors or any committee designated by the Board of Directors, must be made in writing and delivered or mailed to and received by the Secretary not less than one hundred twenty (120) days before the first anniversary of the date of the Company’s proxy statement in connection with the last annual meeting. Each such shareholder’s notice shall set forth (i) the name and record address of such shareholder, (ii) the class, series and number of the Company’s shares that are owned beneficially and of record by such shareholder, (iii) a description of all agreements, arrangements and understandings between such shareholder and each Shareholder Nominee with respect to such Shareholder Nominee’s service or duties as a nominee or director of the Company, including, but not limited to, any direct or indirect confidentiality, compensation, reimbursement or indemnification arrangement in connection with such Shareholder Nominee’s service or action as a nominee or director or any commitment or assurance as to how such Shareholder Nominee will act or vote on any matter, and (iv) any other information as reasonably requested by the Company. Each such shareholder’s notice pursuant to this Section 2.13 shall also set forth (i) the name, age, business address and, if known, residence address of each Shareholder Nominee for whom the shareholder is proposing or intends to solicit proxies and of each Shareholder Nominee who would be presented for election at the annual meeting in the event of a need to change the shareholders’ original slate, (ii) the principal occupation or employment of each Shareholder Nominee, (iii) the class and number of shares of stock of the Company that are owned beneficially and of record by each Shareholder Nominee, (iv) any other information relating to each Shareholder Nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required to be disclosed under the Virginia Stock Corporation Act or applicable listing standards of the primary exchange on which the Company’s capital stock is listed or by the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated under the Exchange Act, including any proxy statement filed pursuant thereto (in each case, assuming the election is contested), (v) a representation as to whether the shareholder, the beneficial owner, if any, or any associated person intends to solicit proxies in support of director nominees other than Board Nominees in compliance with the requirements of Rule 14a-19(b) under the Exchange Act, including a statement that the shareholder, the beneficial owner, if any, or any associated person intends to solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote in the election of directors, and (vi) the written consent of such Shareholder Nominee to be named in the proxy statement as a nominee and to serve as a director if elected for the full term. The shareholder shall (i) notify the Company of any inaccuracy or change (within two (2) business days of becoming aware of such inaccuracy or change) in any information previously provided to the Company pursuant to this Section 2.13 and (ii) promptly update and supplement information previously provided to the Company pursuant to this Section 2.13, if necessary, so that the information provided or required to be provided shall be true and complete (y) as of the voting record date for the meeting and (z) as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary.

b)         In addition to the other requirements of this Section 2.13 with respect to any nomination proposed by a shareholder to be made at a meeting, each shareholder, and any beneficial owner on whose behalf the nomination is being made, shall also comply with all applicable requirements of the Articles of Incorporation, these bylaws and state and federal law, including the Exchange Act (including Rule 14a-19 thereunder), with respect to any such nomination or the solicitation of proxies with respect thereto. This provision shall not be construed to extend any applicable deadlines hereunder, enable a shareholder to change the person or persons specified in the notice for election as director after the advance notice deadlines hereunder have expired or limit the Company’s rights with respect to any inaccuracies or other deficiencies in notices provided by a shareholder. The Secretary shall deliver each shareholder’s notice under this Section 2.13 that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review.

c)         In the event that a shareholder attempts to submit a nomination without complying with the provisions of this Section 2.13, the Chair of the meeting shall declare to the shareholders present at the meeting that the nomination was not properly brought before the meeting, and the defective nomination shall be disregarded.

ARTICLE III

OFFICERS

Section 3.1.         Officers to be Elected by the Board.

The Board of Directors shall annually elect the following officers: a President and Chief Executive Officer, a Secretary, and a Treasurer. The Board may annually elect an Executive Chair, one (1) or more Vice Presidents, Senior Vice Presidents, and Executive Vice Presidents, one (1) or more Assistant Vice Presidents, one (1) or more Assistant Secretaries, one (1) or more Assistant Treasurers, and such other officers as the Board may deem necessary or desirable. The President and Chief Executive Officer shall be a director. Other officers may, but need not be directors. Any two (2) offices not inconsistent with each other may be held by the same person, except no person may serve as both President and Secretary.

Section 3.2.         Term.

Unless otherwise specified, each officer shall be elected for a term of one (1) year but shall continue to hold office thereafter until such officer’s successor is elected or until such officer resigns, retires, or is removed from office.

Section 3.3.         Salaries.

The salaries and other compensation of officers shall be fixed by the Board or by such person or persons to whom the power to fix compensation has been delegated.

Section 3.4.         Executive Chair.

If the Chair of the Board is an employee of the Company or the subsidiary bank, the Chair may be designated by the Board as Executive Chair. The Executive Chair shall have and may exercise all of the powers and duties granted to the Chair and such other powers and duties as may be granted by the Board.

Section 3.5.          President and Chief Executive Officer

The President and Chief Executive Officer shall be the Chief Executive Officer of the Company and shall have and may exercise all of the powers and duties customarily performed and exercised by the chief executive officer of a corporation by whatever name called. In the absence of the Chair, the President and Chief Executive Officer shall preside at any meeting of the Board or meeting of the shareholders. The President and Chief Executive Officer shall have the authority to appoint and terminate officers holding the position of Senior Vice President and below in accordance with procedures established or modified by the Board from time to time. The President and Chief Executive Officer shall have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, the President and Chief Executive Officer by these bylaws or by the Board. It shall be the duty of the President and Chief Executive Officer to make a report of the Company’s condition to the shareholders at their annual meeting. Unless the Board shall otherwise direct by resolution, the President and Chief Executive Officer shall vote the shares of all securities held by the Company. Any reference to the “President and Chief Executive Officer”, the “President” or the “Chief Executive Officer” contained in the Articles of Incorporation or these bylaws shall be deemed a reference to the President and Chief Executive Officer.

Section 3.6.         Vice Presidents.

Vice Presidents may be designated as Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, and Assistant Vice Presidents. The Board may annually elect such number of each designation as it may deem proper. Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents shall have such responsibilities and duties as shall be specifically assigned to them by the Board or, in the absence of such specific assignment of duties by the Board, they shall have such responsibilities and duties as shall be assigned to them by the President.

Section 3.7.         Secretary.

The Secretary shall act as secretary at all meetings of the shareholders and at all meetings of the Board. The Secretary shall issue notices for such meetings in accordance with the requirements of these bylaws. The Secretary shall have custody of the corporate seal and, upon request of the President, shall attest any instrument relating to real or personal property and perform such other duties as from time to time shall be assigned to the Secretary by the Board or by the President.

Section 3.8.         Assistant Secretaries.

Each Assistant Secretary shall perform such duties as shall be assigned to the Assistant Secretary by the Board or by the President and, in the absence or disability of the Secretary, one (1) or more of the Assistant Secretaries designated by the President shall have all of the powers and perform all of the duties of the Secretary.

Section 3.9.         Treasurer.

The Treasurer shall have such responsibilities and duties as shall be assigned to the Treasurer by the Board or by the President.

Section 3.10.         Assistant Treasurers.

An Assistant Treasurer shall have such responsibilities and duties as shall be assigned to such Assistant Treasurer by the Board or by the President.

ARTICLE IV

CAPITAL STOCK

Section 4.1.         Form of Shares.

The shares of stock of the Company may be certificated or uncertificated, as provided under Virginia law. When issued, certificates shall be signed by the Chair, the President and Chief Executive Officer or a Vice President and the Secretary or an Assistant Secretary, manually or by facsimile, and shall bear the seal of the Company or a printed or engraved facsimile of the seal, and shall be in such form as the Board may prescribe. Shares of stock of the Company shall be issued for one (1) or more full shares only.

Section 4.2.         Transfer.

The Board of Directors may make policies or rules concerning the issue, registration and transfer of shares and/or certificates representing the shares of the Company. Shares of stock shall be transferable on the books of the Company by the holder or by an attorney or legal representative thereof duly authorized by a power of attorney filed with the Company and, in the case of stock represented by certificate, upon surrender of the stock certificate or certificates for such shares properly endorsed.

Section 4.3.         Address of Shareholders.

Every shareholder shall keep the Company advised of such shareholder’s mailing address. The Company may rely upon its shareholder records as to the mailing address of any shareholder unless and until otherwise advised in writing.

Section 4.4.         Lost Certificates.

The holder of any shares of stock of this Company, the certificate or certificates for which shall have been lost or destroyed, shall immediately notify the Company for such fact. A new certificate or certificates may be issued upon satisfactory proof of the loss or destruction of the old certificate, and the Company may require a bond which shall be in such sum, contain such terms and provisions, and have such surety or sureties as the Company may require.

ARTICLE V

SEAL

Section 5.1.         Form.

The seal of the Company shall consist of the words “American National Bankshares Inc.” in concentric circles with the word “Seal” appearing in the inner circle, and shall be in the form impressed hereon.

Section 5.2.         Use of Seal.

The seal may be affixed to any document by the Secretary, any Assistant Secretary, or other person specifically authorized by the Board, the Chair or the President and Chief Executive Officer.

ARTICLE VI

FISCAL YEAR

Section 6.1.         Fiscal Year.

The fiscal year of the Company shall be the calendar year.

ARTICLE VII

BYLAWS

Section 7.1.         Amendments.

The bylaws may be amended, altered or repealed either by the shareholders at any regular meeting of the shareholders or at any special meeting called for that purpose or by an affirmative vote of a majority of the Board at any regular or special meeting, and the authority of the Board shall include the authority to amend, alter or repeal any bylaw adopted by the shareholders unless the shareholders with respect to any specific bylaw shall limit the power of the Board to amend or repeal any such specific bylaw.

Section 7.2.         Inspection.

A copy of the bylaws with all amendments thereto shall be kept in the custody of the Secretary at the principal office of the Company and shall be open for inspection to all shareholders during normal business hours.